Exhibit 99.1

Rurban Financial Corp. Reports 2011 Full Year and Fourth Quarter Results

DEFIANCE, Ohio, February 1, 2012 (GlobeNewswire) — Rurban Financial Corp. (NASDAQ: RBNF) (“Rurban” or “the Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management and item processing services, today reported earnings for the fourth quarter and fiscal year ended December 31, 2011.

Consolidated earnings for Rurban Financial Corp. include the results of Rurban’s Banking Group, consisting primarily of The State Bank and Trust Company (“State Bank” or “the Bank”), and Rurban's data services subsidiary, Rurbanc Data Services, Inc. (dba “RDSI Banking Systems” or "RDSI"). For the year ended December 31, 2011, Rurban reported net income of $2.1 million, or $0.42 per diluted share, compared to a net loss of $15.6 million, or $(3.21) per diluted share for the year ended December 31, 2010. Net income for the fourth quarter of 2011 was $675,000, or $0.14 per diluted share, compared to $602,000, or $0.12 per diluted share, for the third quarter of 2011, and a loss of $6.6 million, or $(1.35) per diluted share, for the 2010 fourth quarter.

Earnings from operations exclude one-time or non-core items, primarily related to the June 2010 termination of the proposed spinoff and merger of RDSI with New Core Holdings. These non-core or one-time items include the following:

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	Three Months Ended			Twelve Months Ended
($ in Thousands)	Dec. 2011	Sept. 2011	Dec. 2010	Dec. 2011	Dec. 2010
GAAP Earnings	$675	$602	$(6,584)	$2,066	$(15,613)
Net securities gains	-	-	1	(788)	(525)
Loss on sales of assets	46	27	41	333	200
OREO writedown	214	-	757	214	972
Net charges at RDSI related to termination of merger	381	-	6,273	(138)	16,259
Total non-core items	641	27	7,071	(379)	16,907
Applicable income tax effect on non-core items	(218)	(9)	(2,404)	129	(5,748)
After-tax non-core items	$423	$18	$4,667	$(250)	$11,158
Core Earnings from Operations	$1,098	$620	$(1,917)	$1,816	$(4,455)
Core Earnings per Diluted Share	$0.23	$0.13	$(0.39)	$0.37	$(0.92)

Excluding a net one-time gain of $250,000 after tax in 2011 and a net charge of $11.2 million after tax in 2010, Rurban reported earnings from operations of $1.82 million in 2011, or $0.37 per diluted share, compared to a 2010 net loss from operations of $4.46 million, or $(0.92) per diluted share. For the fourth quarters of 2011 and 2010, excluding after-tax non-core charges of $423,000 and $4.67 million, respectively, earnings from operations were $1.1 million, or $0.23 per diluted share, compared to a loss of $1.9 million, or $(0.39) per diluted share, for the 2010 fourth quarter. Net income for the third quarter of 2011 was $602,000, or $0.12 per diluted share, with virtually no one-time items. (A detailed reconciliation of GAAP to core earnings can be found in the financial tables.)

Key items for the 2011 fourth quarter and full year include:

•	Net income improvement of $17.7 million year over year; earnings from operations (“core earnings”) improvement of $6.3 million; and pre-tax, pre-provision core earnings improvement of $2.4 million compared to full-year 2010.

•	Net interest income on a fully tax equivalent (FTE) basis benefited from lower funding costs and a boost from a deleveraging transaction completed in June 2011. For 2011, the net interest margin (FTE) was 3.81 percent, up 14 basis points from 2010.

•	Core noninterest income declined by $8.7 million year over year, impacted in 2011 by the volatility of the mortgage market and the loss of RDSI data processing fee income. Wealth management and customer service fees have provided ongoing stability to fee income, totaling $5.1 million in 2011, substantially unchanged from 2010.

•	2011 mortgage loan originations were only modestly below the record 2010 level. However, lower loan sales and spreads, in addition to higher OMSR valuation adjustments and amortization, lowered net mortgage banking revenue by 44 percent year over year: $2.7 million in 2011 versus $4.7 million in 2010.

•	Excluding one-time charges, corporate-wide expenses declined $10.2 million year over year both as a result of the downsizing of RDSI and from efficiencies implemented at State Bank. Full-time equivalent employees declined by 32, or 13 percent, since December 31, 2010.

•	Asset quality has improved year over year, but suffered a modest setback compared to third quarter 2011. Nonperforming assets declined 25 percent, to $11.1 million, or 1.77 percent of total assets over the past twelve months. Costs associated with credit administration and OREO declined by $0.75 million. Including provisions and one-time items, the total savings from credit improvements at State Bank were nearly $7 million in 2011.

•	The Bank remains well-capitalized. On a consolidated level, Rurban’s tangible leverage improved by 76 basis points over the course of the year. At 4.93 percent, it remains a focus of management attention.

•	Loan growth of $14.7 million in 2011, or 3.5 percent, reflects a solid performance in a slowly recovering economy and a competitive banking environment.

Mark Klein, President and Chief Executive Officer of Rurban Financial Corp., stated, “Our profit potential is emerging more clearly as we resolve several of the ancillary issues that have impacted our performance and competed for our attention. Net income has remained in positive territory throughout the year, while operating earnings have been accelerating. Much has come together for us in the fourth quarter of 2011. Mortgage banking originations approached the record levels we reported for 2010, and RDSI revenue has substantially stabilized. We have a stronger, cleaner balance sheet, and we are seeing the results of our year-long focus on efficiency improvements. In the last quarter alone, our efficiency ratio improved by more than eight percentage points, to 74.7 percent.

“We made important progress during 2011 resolving the issues at RDSI, our data services operation. Over the past twelve months, we reduced noninterest expenses by nearly $15 million to align with revenues now derived almost exclusively from item processing. With the distractions of downsizing behind us, and a leaner more focused team, we are better positioned to capitalize on opportunities related specifically to item processing, where RDSI has a strong competency and a distinct market advantage.

“There are still operating improvements to be achieved throughout our organization, but the urgency is diminished following our major 2011 cost-saving initiatives, including approximately $2 million of savings at State Bank. Revenue growth has become increasingly important as we identify opportunities that exist within our customer base, and devise strategies to enhance cross-sell and profit per household.

“We have been quite successful this past year with our new jumbo residential loan product that we introduced to our highly qualified private banking clients. We retained over $20 million of these and other variable-rate mortgages in our portfolio, which has more than offset the anticipated roll-off of residential mortgages during 2011. We continue to sell the remainder of our loan production into the secondary markets, which amounted to $198 million in 2011. Still, we are somewhat disappointed that the superb achievements of our mortgage lenders have been masked by the volatility of the marketplace. While our mortgage banking activities generated nearly $2.7 million of net revenue in 2011, our full profit potential was compromised by the declining interest rate environment and the refinancing frenzy. We are hopeful that mortgage rates have finally bottomed out, and a more stable environment going forward will allow mortgage banking revenues to more closely reflect our strong activity levels. There are additional benefits to our mortgage banking initiative as we’ve added a sizeable number of new households to our customer base, providing us with an opportunity to introduce the full platform of State Bank services.

“‘Over the past twelve months, our ongoing focus on asset quality has reduced nonperforming assets by more than 25 percent. Costs associated with the administration and resolution of these problem assets have continued to decline, providing a substantial boost to 2011 earnings.

“The totality of these successful initiatives has had a favorable impact on our bank regulatory capital ratios, where the cushion above “well-capitalized” levels continues to grow. On a consolidated basis, the impact on leverage of the recent charge-offs is diminishing, with tangible equity benefiting disproportionately following the write off of RDSI goodwill, which, with the fourth quarter charge of $380,000, is now entirely off our balance sheet. There is still room for improvement on all fronts — as there always is and will be — but the message for 2012 is definitely more positive than we have felt for the past eighteen months.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total revenue, consisting of net interest income (FTE) and noninterest income, was $35.1 million in 2011, down $6.3 million, or 15.2 percent, from the prior-year twelve month period. For the fourth quarter of 2011, total revenue was $8.8 million, a decline of $1.5 million, or 14.6 percent, from the $10.3 million reported for the 2010 fourth quarter. The lower level of revenue for the year and the fourth quarter versus comparable 2010 periods relates primarily to the loss of RDSI’s data processing business.

Net interest income (FTE) for 2011 was $21.3 million, up $0.54 million, or 2.6 percent, compared to 2010. The net interest margin (FTE) was 3.81 percent for 2011 compared to 3.67 percent for the 2010 twelve-month period; the 14 basis point, or 3.8 percent, improvement resulted from a 46 basis point decrease in the cost of interest-bearing liabilities, partially offset by a 34 basis point decline in the yield on earning assets. Year over year, average earning assets declined $6.5 million, or 1.2 percent.

Although Rurban’s funding mix has been improving on a quarterly basis, the deleveraging transaction completed in June of 2011 enabled Rurban to further reduce its higher-cost borrowings. In a series of transactions, State Bank sold $43 million of investment securities with a weighted average yield of 3.97 percent, recognizing a $1.9 million gain on sale. Proceeds were applied to pay down $32.0 million of borrowings ($30 million of repos and $2 million of FHLB advances) with a weighted average rate of 4.64 percent. The prepayment penalty for the pay down was $1.1 million. Thus, in addition to margin improvement, the net one-time gain from the deleveraging was $0.79 million.

Net interest income (FTE) for the fourth quarter of 2011 was $5.4 million, up $79,000, or 1.5 percent, from the fourth quarter of 2010. This growth was derived from an 11 basis point, or 2.9 percent, improvement in the net interest margin (FTE), to 3.87 percent, partially offset by a $7.6 million, or 1.35 percent, decline in average earning assets. For the fourth quarter of 2011, average earning assets comprised 87 percent of average assets compared to 82 percent for the prior-year fourth quarter. Compared to the third quarter, net interest income (FTE) declined 2.0 percent from the impact of an eleven basis point, or 2.8 percent, decline in the net interest margin (FTE) partially offset by a 0.8 percent growth in average earning assets.

Noninterest Income

Noninterest income was $13.9 million for the year ended December 31, 2011, a decline of $7.0 million, or 33.4 percent, from the $20.8 million reported for 2010. Excluding non-core items totaling 2.1 million and $0.33 million in 2011 and 2010, respectively, 2010 noninterest income from operations was $11.8 million, a decline of $8.7 million from the prior year. The following table provides a reconciliation of core and non-core items to noninterest income on a GAAP basis:

Reconciliation of Noninterest Income from Core to GAAP

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
Noninterest Income*: (000’s)	2011	2011	2011	2011	2010	2011	2010

Data service fees	671	743	785	912	1,054	3,111	9,736
Trust fees	623	629	669	695	664	2,616	2,548
Customer service fees	647	664	640	581	615	2,531	2,461
Gain on sale of mortgage & OMSR’s	1,529	1,101	565	425	1,840	3,620	4,494
Gain on sale of non-mortgage loans	127	-	38	43	74	208	307
Mortgage loan servicing fees, net	(88)	(25)	123	139	(59)	149	191
OMSR valuation adjustment	(221)	(771)	(127)	-	660	(1,119)	85
Other income	180	161	174	168	200	684	672

Core noninterest income	3,468	2,502	2,867	2,963	5,048	11,800	20,494

Non-core items:

Contract buyout (2)	-	-	(519)	-	-	(519)	-
Net gain/(loss) on sales of securities (1)	-	-	(1,871)	-	1	(1,871)	(451)
Investment securities recoveries (1)	-	-	-	-	-	-	(74)
Loss on sale or disposal of assets (1)	46	27	160	100	40	333	200

Non-core noninterest income	46	27	(2,230)	100	41	(2,057)	(325)

Total Noninterest Income (GAAP)	3,423	2,475	5,097	2,863	5,007	13,857	20,819

*Line items identified as (1) are reported in the financial statements of State Bank, while items identified as a (2) are part of RDSI

Among major non-core items, the $1.87 million gain on the sale of securities that originated as part of the deleveraging strategy accounted for the majority of 2011 non-core items; it was partially offset by a prepayment penalty of $1.08 million, resulting in a net gain of $0.79 million.

With respect to operating income, the loss of RDSI’s data processing fee income accounted for a $6.6 million decline in recurring fee income compared to 2010. The remaining $2.1 million decline reflects a lower level of mortgage banking revenue, both from a lower gain on mortgage sales and a more volatile mortgage banking environment that impacted servicing fee revenue. For the fourth quarter of 2011, core noninterest income was $3.47 million. Compared to the year-ago fourth quarter, core noninterest income declined $1.6 million or 31.3 percent.

Despite the loss of data processing fees, Rurban remains highly diversified for a bank of its asset size. Core noninterest income contributed 39.2 percent of 2011 core revenue; this compares to a 48.8 percent contribution for 2010.

Data Services

($000)	4Q 2011	3Q 2011	2Q 2011	1Q 2011	4Q 2010
Data Processing & Network Services	320	292	302	367	451
Payment Solutions	720	784	823	927	1,008
Contract Buyout			519
RDSI Gross Revenue	1,040	1,076	1,644	1,294	1,459
Less: Intercompany	(369)	(333)	(340)	(382)	(405)
Net Data Services Fees	$671	$743	$1,304	$912	$1,054

Gross revenue generated by RDSI, including services provided to Rurban/State Bank was $1.04 million for the fourth quarter of 2011, virtually unchanged from the previous quarter, but lower by $0.42 million compared to the year-ago fourth quarter where data processing clients were still deconverting. Net data services fees, excluding Rurban/State Bank intercompany transactions, were $0.67 million in the fourth quarter of 2011, down $0.38 million from the year-ago quarter.

Mortgage Banking

	Three Months Ended					Twelve Months Ended
($000s)	Dec. 31, 2011	Sept 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010

Mortgage originations	85,114	68,989	38,099	28,005	90,268	220,208	239,162
Mortgage sales	81,046	56,438	30,017	29,999	79,059	197,800	226,243

Mortgage servicing portfolio	402,062	370,033	351,888	341,600	328,435	402,062	328,435
Mortgage servicing rights	2,820	2,709	3,294	3,316	3,190	2,820	3,190

Mortgage servicing revenue:

Loan servicing fees	242	226	217	209	191	894	608
Less: OMSR amortization	329	251	94	70	250	745	484
Net administrative fees	(88)	(25)	123	139	(59)	149	124
Less: OMSR valuation adj.	221	771	127	-	(660)	1,119	(85)
Net loan servicing fees	(309)	(796)	(4)	139	601	(970)	209
Plus: Gain on sale of mortgages	1,529	1,101	565	425	1,840	3,620	4,494
Mortgage banking revenue, net	$1,221	$305	$561	$564	$2,441	$2,651	$4,702

Rurban continues to aggressively seek mortgage originations throughout its Northwest Ohio and Northeast Indiana community franchise, as well as through its loan production office in Columbus, Ohio. For the twelve months of 2011, mortgage loan originations were $220.2 million, down $19 million, or 7.9 percent, from 2010’s record level of $239.2 million. The fourth quarter in both years contributed to strong full-year performance, with $85.1 million of residential mortgage loans originated in the 2011 fourth quarter compared to $90.3 million in 2010, a decline of $5.2 million, or 5.8 percent. However, Rurban retained in portfolio over 10 percent of mortgage loan originations in 2011, or $22.4 million, primarily jumbo loans to highly-qualified private banking clients, while in 2010, Rurban retained $13 million, or 5.4 percent of originations; as a result, mortgages sold declined $28.7 million, or 12.7 percent. Reflecting a change in the mix of mortgage loans sold, spreads on both the servicing retained and the loans sold were lower in 2011 compared to 2010. Rurban retains servicing on conventional mortgages but sells its servicing on all other types of mortgages. These two factors – a 12.7 percent decline in loans sold and an eight percent decline in spread income – lowered the gain on mortgage loans sold by 19.4 percent to $3.6 million for 2011 compared to $4.5 million in 2010.

The loan servicing portfolio at year-end 2011 was $402.1 million, up $73.6 million, or 22.4 percent, from year-end 2010. As a result of volatile market conditions, however, with declining interest rates and a high level of refinancing activity, the capitalized value of servicing rights declined 11.6 percent during the course of the year, to $2.8 million. Loan servicing fees, which average 25 basis points of the average servicing portfolio, were $0.89 million, up 47.2 percent from the $0.61 million reported in 2010. However, higher amortizations and valuation adjustments reduced the cash value of servicing fees to a negative $0.97 million in 2011 compared to income of $0.21 million in 2010, a negative swing of $1.18 million. Still, Rurban posted net mortgage banking revenue, consisting of gains on mortgage loan sales plus net servicing fees, of $2.65 million for 2011. Compared to 2010, mortgage banking revenue declined $2.1 million, or 43.6 percent, from the $4.7 million reported in 2010.

Loan Loss Provision

The loan loss provision was $2.0 million for 2011, a decline of $8.6 million from 2010. Excluding the $3 million provision related to an RDSI loan charged off in 2010, the provision declined $5.6 million, or 73.7 percent. The decreased provision expense reflects a 35 percent decline in nonaccruing loans over the past twelve months, and lower net charge-offs. The loan loss reserve at year-end 2011 was 1.48 percent of total loans, providing 82 percent coverage of nonaccruing loans at December 31, 2011; this compares to reserve coverage of 55 percent at year-end 2010. Nonaccruing loans declined by $4.3 million year over year, while net charge-offs, excluding the RDSI loan, declined by $5.4 million. For the fourth quarter of 2011, the $0.3 million provision compares to net charge-offs of like amount. For the fourth quarter of 2010, the provision was $1.8 million compared to net charge-offs of $1.5 million.

Noninterest Expense

Noninterest expense for 2011 was $29.6 million, a decline of $22.7 million, or 43.3 percent, from the $52.3 million reported for the 2010 period. Non-core expenses reported during the twelve months of 2011 were substantially reduced from 2010 levels: $1.7 million in 2011 compared to $14.1 million for the 2010 twelve-month period. Excluding these one-time or non-core items, noninterest expense from operations was $28.0 million in 2011, a decline of $10.2 million, or 26.8 percent. The following table provides a reconciliation of core and non-core items to noninterest expense on a GAAP basis.

Reconciliation of Noninterest Expense from Core to GAAP

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
Noninterest Expense*: ($000s)	2011	2011	2011	2011	2010	2011	2010

Salaries and employee benefits	3,488	3,583	3,573	3,530	3,868	14,174	17,933
Occupancy & equipment expense	1,240	1,258	1,235	1,295	1,544	5,028	8,607
FDIC Insurance expense	191	145	254	318	461	908	1,137
Data processing fees	131	158	192	144	108	625	743
Professional fees	493	377	577	474	722	1,920	2,545
Credit administration and OREO exp	172	146	94	150	378	562	1,317
Employee expense	113	143	172	96	163	524	818
Other intangible amortization expense	157	185	197	197	200	737	801
Other expenses	783	828	1,021	856	1,431	3,488	4,306

Core Noninterest Expense	$6,768	$6,823	$7,315	$7,060	$8,875	$27,966	$38,207

Non-Core Items

OREO Impairment (1)	214	-	-	-	757	214	972
Goodwill Impairment (2)	381	-	-	-	6273	381	6,273
Hardware impairment/ write-off (2)	-	-	-	-	-	-	2,792
Software impairment/ write-off (2)	-	-	-	-	-	-	3,247
FHLB/Repo Prepayment Penalties (1)	-	-	1,083	-	-	1,083	-
Contract write-off (2) **	-	-	-	-	-	-	193
New Core Loan write-off (2) **	-	-	-	-	-	-	624
Non-Core Noninterest Expense	595	-	1,083	-	7,030	1,678	14,101

Noninterest Expense (GAAP)	$7,363	$6,823	$8,398	$7,060	$15,905	$29,644	$52,308

*	Line items identified as (1) are reported in the financial statements of State Bank, while items identified as a (2) are part of RDSI
**	Items marked with double asterisks were included in Other Expense

In addition to the $1.08 million prepayment penalty arising from the deleveraging transaction in June 2011, 2011 non-core charges were limited to $0.60 million of goodwill and OREO impairments recorded in the fourth quarter of 2011. This compares to $14.1 million of 2010 charges, of which RDSI accounted for $13.1 million.

Approximately half of the $10.2 million of 2011 operational savings reflect the continued downsizing of RDSI in response to the loss of its data processing business. Of the 32 FTE total staff reductions in 2011, 17 were from RDSI. More recent cost savings have been the result of efficiencies at the bank level; savings were derived in several areas, including employee and professional expenses, as well as from lower credit administration and OREO expense, which declined by $0.76 million over the past year. For the fourth quarter of 2011, noninterest expense from operations was $6.8 million, a decline of $2.1 million, or 23.7 percent, from the fourth quarter of 2010, and virtually unchanged from the third quarter of 2011. As a small community bank, State Bank is benefiting from FDIC premium reductions as a result of the Dodd-Frank legislation; the fourth quarter 2011 premium was $0.19 million, down $0.27 million from the year-ago quarter.

Balance Sheet

Total assets as of December 31, 2011 were $629.1 million, a decline of $31.2 million, or 5.0 percent, from year-end 2010. The deleveraging transactions completed during June of 2011 contributed to a $37 million decline in second quarter assets to $618.1 million, from $655 million at the March quarter-end. The investment securities portfolio declined $26.3 million, ending the June quarter at $108.5 million, while surplus cash declined by $27.6 million, to $10.5 million at June 30, 2011. Approximately $15 million of surplus cash was used to fund loan growth in the second quarter. Since June 30, 2011, Rurban’s assets increased by $11.0 million.

Loan Portfolio

($ in Thousands)	Dec. 2011	Sept. 2011	June 2011	March 2011	Dec. 2010	r YOY
Residential real estate	$101,236	$98,772	$93,468	$93,122	$96,257
HELOC	38,013	38,569	38,950	38,077	38,681
Residential Real Estate	139,249	137,341	132,418	131,199	134,938	$4,311
% of Total	31.5%	31.3%	30.3%	31.1%	31.6%	3.2%

Construction	16,563	15,992	19,538	17,658	16,177
Farmland	23,202	22,814	22,596	23,207	24,439
Commercial RE – owner occupied	70,615	70,432	72,172	67,602	65,552
Commercial RE – investor owned	90,896	89,772	90,460	87,833	86,956
Commercial Real Estate	201,276	199,010	204,766	196,300	193,124	$8,152
% of Total	45.5%	45.3%	46.8%	46.5%	45.2%	4.2%

Total Real Estate-Related	340,525	336,351	337,184	327,499	328,062	$12,463
% of Total	77.0%	76.6%	77.1%	77.6%	76.7%	3.8%

Commercial & Industrial	73,770	72,622	70,741	67,551	69,510
Agriculture	14,997	15,787	15,858	13,999	16,390
Commercial, Non RE	88,767	88,409	86,599	81,550	85,900	$2,867
% of Total	20.0%	20.1%	19.8%	19.3%	20.1%	3.3%

Consumer	8,863	9,475	9,891	9,961	10,653
Other	4,399	4,691	3,877	3,156	2,929
% Total Loans	$442,554	$438,926	$437,551	$422,166	$427,544	$15,010
% of Total	100.0%	100.0%	100.0%	100.0%	100.0%	3.5%

Loans held for sale	$5,238	$10,590	$7,211	$5,424	$9,055

Total loans held for investment (HFI) were $442.6 million at December 31, 2011, compared to $427.5 million at the prior year-end, up $15.0 million, or 3.4 percent. Real estate loans accounted for the majority of growth, namely, commercial real estate (“CRE”), up $8.2 million, or 4.2 percent, and residential mortgages, up $4.3 million, or 3.2 percent. Commercial & Industrial (“C&I”) loans increased by $2.9 million, or 3.3 percent.

The Bank’s loan portfolio is well-diversified. Approximately $201 million, or 45.5 percent, consists of commercial real estate loans, primarily owner-occupied CRE (16.0 percent of total loans) and investor-owned CRE (20.6 percent of total loans). Its portfolio of 1-4 family residential real estate loans (1st & 2nd) currently stands at $139 million, or 31.5 percent of total loans. This segment grew by approximately $4.3 million since December 31, 2010 primarily as a result of State Bank’s successful initiative to cross-sell its jumbo mortgage product to its private banking clients.

Total deposits as of December 31, 2011 were $518.8 million, higher by $3.1 million than at year-end 2010. As a result of the balance sheet deleveraging, combined with lower cash reserves, State Bank was able to reduce higher cost repos and FHLB advances by $37.0 million since the prior-year fourth quarter; they now stand at $31.6 million.

Asset Quality

The quality of Rurban’s loan portfolio has remained strong throughout the current credit cycle. Rurban continues to improve on its performance, reporting nonaccruing assets of $10.0 million for the current quarter, which were lower by $4.0 million, or 29.1 percent, than the prior year-end. Accruing restructured loans totaled $1.3 million, substantially unchanged from December 31, 2010. However, recent 30-89 day delinquencies increased by $1.2 million above the third quarter 2011 level, primarily from delinquent residential real estate loans; they now stand at $2.0 million compared to $1.6 million at year-end 2010.

Summary of Nonperforming Assets

($ in Thousands)

Nonperforming Loan Category	Dec. 2011	Sept. 2011	June 2011	March 2011	Dec. 2010
Residential RE loans	3,033	2,547	2,809	3,666	3,759
% of Total Res. RE loans	2.18%	1.85%	2.12%	2.79%	2.79%
Commercial RE loans	1,456	2,297	2,707	5,422	5,429
% of Total CRE loans	0.72%	1.15%	1.32%	2.76%	2.81%
Non-RE Commercial loans	3,475	2,466	2,507	2,950	3,032
% of Total Commercial, Non RE loans	3.93%	2.79%	2.89%	3.62%	3.53%
Consumer & Other	18	21	50	82	64
Total Nonaccruing Loans (1)	7,964	7,331	8,073	12,121	12,283
% of Total Loans	1.80%	1.67%	1.85%	2.87%	2.87%
Accruing Restructured Loans (2)	1,334	1,311	1,312	1,229	1,107
Loans 90+ days Past Due	-	-	-	-	-
Total Nonperforming Loans	$9,299	$8,642	$9,386	$13,350	$13,390
% of Total Loans	2.10%	1.97%	2.15%	3.16%	3.13%
OREO & Repossessed Vehicles	1,830	1,970	2,056	924	1,538
Total Nonperforming Assets	$11,129	$10,612	$11,442	$14,273	$14,929
% of Total Assets	1.77%	1.70%	1.85%	2.18%	2.26%

(1)	Includes $3.20 million of restructured loans on nonaccruing status at December 31, 2011.
(2)	Accruing restructured loans at December 31, 2011 consist primarily of residential and commercial real estate loans that have been modified and are performing in accordance with those modified terms.

Progress with the resolution of CRE loans more than offset the recent setback with respect to residential and C&I nonaccruals, accounting for the majority of the year over year improvement in the nonaccrual portfolio. By year-end 2011, only 0.7 percent of CRE loans were on nonaccrual status compared to 2.81 percent at the prior year-end, an improvement of $4.0 million, or 72 percent. Currently, State Bank has only four nonperforming relationships that exceed $1.0 million; together, they account for $5.4 million, or 55 percent, of nonaccruing assets.

NONPERFORMING ASSET RECONCILIATION

	December 31,	September 30,	June 30,	March 31,
($ in Thousands)	2011	2011	2011	2011
Beginning Balance	$10,612	$11,442	$14,273	$14,929
Additions	2,258	432	289	1,076
Returns to performing status	(169)	(206)	(352)	(83)
Principal payments	(375)	(280)	(842)	(118)
Sale of OREO/OAO	(358)	(246)	(416)	(1,014)
Loan charge-offs	(648)	(527)	(1,593)	(639)
Valuation write-downs	(214)	-	-	-
Restructured Loan Activity	23	(1)	83	122
Net Change	517	(828)	(2,831)	(656)

Total	$11,129	$10,612	$11,442	$14,273

Capitalization

As of December 31, 2011, the capital ratios of Rurban’s banking subsidiary, State Bank, were all in excess of the regulatory thresholds for a “well-capitalized” institution. The Bank’s Tier I Leverage ratio was 8.01 percent of total assets, a substantial improvement from the 6.90 percent reported at year-end 2010. The Total Risk-Based Capital ratio was 12.01 percent of risk-weighted assets, with the Tier 1 Risk-Based Capital ratio at 10.76 percent.

About Rurban Financial Corp.

Based in Defiance, Ohio, Rurban Financial Corp. is a financial services holding company with two wholly-owned operating subsidiaries: The State Bank and Trust Company (State Bank) and RDSI Banking Systems (RDSI). State Bank operates through 18 banking centers in seven Northwestern Ohio counties, one center in Fort Wayne, Indiana; and loan production offices in Columbus, Ohio and Angola, Indiana. The Bank offers a full range of financial services for consumers and small businesses, including trust services, mortgage banking, commercial and agricultural lending. RDSI provides item processing services to community banks located in the Midwest. Rurban’s common stock is listed on the NASDAQ Global Market under the symbol RBNF.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors. Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Management believes that providing certain non-GAAP financial measures provides investors with information useful in understanding Rurban’s financial performance, its performance trends and financial position. Specifically, Rurban provides measures based on “core operating earnings,” which excludes merger, integration and restructuring expenses that are not reflective of on-going operations or not expected to recur. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

Contact Information:

At Rurban Financial Corp.:

Anthony V. Cosentino, CFO

419-785-3663

Tony.Cosentino@thebank-sbt.com

RURBAN FINANCIAL CORP. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	December	September	June	March	December
	2011	2011	2011	2011	2010

ASSETS
Cash and due from banks	$14,846,362	13,764,025	$10,485,573	$38,090,470	$30,417,813

Investment Securities:
Securities available for sale, at fair value	111,977,673	104,614,877	104,769,578	131,052,629	132,762,058
Non-marketable securities - FRB and FHLB Stock	3,685,100	3,748,250	3,748,250	3,748,250	3,748,250

Total investment securities	115,662,773	108,363,127	108,517,828	134,800,879	136,510,308

Loans held for sale	5,237,914	10,589,706	7,211,433	5,423,901	9,055,268

Loans, net of unearned income	442,554,386	438,926,037	437,550,602	422,166,393	427,544,414
Allowance for loan losses	(6,529,208)	(6,235,230)	(6,443,873)	(6,593,279)	(6,715,397)

Net loans	436,025,178	432,690,807	431,106,729	415,573,114	420,829,017

Premises and equipment, net	13,800,607	14,120,118	14,359,437	14,361,382	14,622,541
Purchased software	739,962	805,286	874,954	947,061	1,021,036
Cash surrender value of life insurance	12,223,931	12,133,693	12,041,915	11,951,006	13,211,247
Goodwill	16,353,082	16,733,830	16,733,830	16,733,830	16,733,830
Core deposits and other intangibles	1,848,550	2,005,945	2,190,707	2,387,920	2,585,132
Foreclosed assets held for sale, net	1,830,288	1,970,028	2,056,046	923,685	1,538,307
Mortgage servicing rights	2,819,939	2,709,222	3,294,494	3,316,228	3,190,389
Accrued interest receivable	1,635,322	2,061,201	1,958,748	2,363,645	2,068,965
Other assets	6,041,424	5,846,400	7,229,610	8,094,889	8,503,832

Total assets	$629,065,332	623,793,388	$618,061,304	$654,968,010	$660,287,685

LIABILITIES AND EQUITY
Deposits
Non interest bearing demand	$65,963,133	62,079,685	$59,650,822	$64,027,818	$62,745,906
Interest bearing demand	107,445,961	103,229,318	101,972,099	107,940,091	105,708,472
Savings	49,665,067	48,145,958	48,771,404	48,983,184	47,662,315
Money market	74,243,505	79,163,033	72,822,730	77,481,943	84,635,537
Time deposits	221,447,059	221,730,681	212,652,611	214,528,353	214,925,512

Total deposits	518,764,725	514,348,675	495,869,666	512,961,389	515,677,742

Notes payable	2,788,123	2,865,123	3,142,048	3,218,211	3,290,471
Advances from Federal Home Loan Bank	12,775,866	12,939,598	24,602,002	16,679,942	22,807,351
Fed funds purchased	-	-	2,000,000	-	-
Repurchase agreements	18,778,522	18,777,909	19,866,731	49,499,424	45,785,254
Trust preferred securities	20,620,000	20,620,000	20,620,000	20,620,000	20,620,000
Accrued interest payable	2,953,541	2,704,466	2,391,743	2,195,926	1,971,587
Other liabilities	4,051,301	3,985,333	3,555,204	3,528,328	4,111,182

Total liabilities	580,732,078	576,241,104	572,047,394	608,703,220	614,263,587

Equity
Preferred stock	-	-	-	N/A	N/A
Common stock	12,568,583	12,568,583	12,568,583	12,568,583	12,568,583
Additional paid-in capital	15,323,182	15,302,194	15,280,945	15,258,113	15,235,206
Retained earnings	20,867,671	20,192,317	19,589,825	18,813,030	18,802,106
Accumulated other comprehensive income	1,343,129	1,258,501	343,868	1,394,375	1,187,514
Treasury stock	(1,769,311)	(1,769,311)	(1,769,311)	(1,769,311)	(1,769,311)

Total equity	48,333,254	47,552,284	46,013,910	46,264,790	46,024,098

Total liabilities and equity	$629,065,332	623,793,388	$618,061,304	$654,968,010	$660,287,685

RURBAN FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATION - (Unaudited)

	Three Months Ended					Twelve Months Ended
	December	September	June	March	December	December	December
	2011	2011	2011	2011	2010	2011	2010
Interest income
Loans
Taxable	$6,171,295	6,250,747	$6,170,234	$5,852,367	$6,396,391	$24,444,643	$25,838,773
Nontaxable	24,133	24,140	14,930	11,494	12,761	74,697	62,721
Securities
Taxable	386,539	446,342	566,609	610,524	587,516	2,010,014	2,266,719
Nontaxable	169,622	171,739	301,556	335,969	339,436	978,886	1,395,143
Other	598	56	3	83	48	740	260

Total interest income	6,752,187	6,893,024	7,053,332	6,810,437	7,336,152	27,508,980	29,563,616

Interest expense
Deposits	945,977	976,336	1,010,170	1,049,393	1,187,283	3,981,876	5,123,015
Other borrowings	22,416	24,691	24,457	24,629	19,043	96,193	120,188
Repurchase Agreements	70,413	71,900	344,215	425,519	435,234	912,047	1,731,227
Federal Home Loan Bank advances	76,823	79,033	113,379	133,016	220,712	402,251	1,093,659
Trust preferred securities	357,791	355,632	347,713	344,578	355,304	1,405,714	1,533,806

Total interest expense	1,473,420	1,507,592	1,839,934	1,977,135	2,217,576	6,798,081	9,601,895

Net interest income	5,278,767	5,385,432	5,213,398	4,833,302	5,118,576	20,710,899	19,961,721

Provision for loan losses	299,040	297,368	898,440	498,840	1,798,890	1,993,688	10,587,603

Net interest income after provision
for loan losses	4,979,727	5,088,064	4,314,958	4,334,462	3,319,686	18,717,211	9,374,118

Noninterest income
Data service fees	670,563	743,114	1,303,658	912,254	1,053,841	3,629,589	9,736,416
Trust fees	623,018	628,994	669,161	695,321	663,705	2,616,494	2,547,699
Customer service fees	646,579	663,691	640,151	580,942	614,572	2,531,363	2,460,733
Gain on sale of mortgage loans and OMSR's	1,529,365	1,100,557	565,049	425,130	1,839,977	3,620,101	4,493,671
Mortgage loan servicing fees, net	(308,414)	(795,995)	(4,042)	138,927	600,456	(969,524)	276,568
Gain on sale of non-mortgage loans	127,211	-	37,644	42,779	74,070	207,634	307,141
Net realized gain (loss) on sales of securities	-	-	1,871,387	-	(589)	1,871,387	450,885
Investment securities recoveries	-	-	-	-	-	-	73,774
Loss on sale or disposal of assets	(45,810)	(26,816)	(160,453)	(100,209)	(40,837)	(333,288)	(199,903)
Other income	180,150	161,377	174,410	167,682	201,435	683,619	671,839

Total non-interest income	3,422,662	2,474,922	5,096,965	2,862,826	5,006,630	13,857,375	20,818,823

Noninterest expense
Salaries and employee benefits	3,487,829	3,582,982	3,573,103	3,530,106	3,867,605	14,174,020	17,932,196
Net occupancy expense	531,449	568,173	517,414	584,057	533,362	2,201,093	2,172,749
Equipment expense	708,653	689,662	717,826	711,051	1,010,194	2,827,192	6,433,537
FDIC insurance expense	191,471	145,261	253,939	317,639	461,153	908,310	1,137,615
Software impairment expense	-	-	-	-	-	-	4,892,231
Data processing fees	131,291	157,686	191,801	143,744	108,145	624,522	743,538
Professional fees	492,653	377,322	576,752	473,536	722,103	1,920,263	2,545,552
Marketing expense	92,743	89,192	89,892	55,976	125,754	327,803	455,967
Printing and office supplies	52,073	86,071	118,516	76,148	83,860	332,808	453,702
Telephone and communication	139,375	140,995	143,366	156,640	198,606	580,376	1,191,497
Postage and delivery expense	235,227	260,477	258,621	344,309	333,016	1,098,634	1,748,545
State, local and other taxes	76,893	102,577	133,988	143,568	424,838	457,026	543,673
Employee expense	113,393	143,355	171,801	95,884	163,407	524,433	818,375
Goodwill Impairment	380,748	-	-	-	4,680,960	380,748	4,680,960
Other intangible amortization expense	157,396	184,763	197,212	197,212	1,791,979	736,583	2,392,591
OREO Impairment	214,200	-	-	-	756,517	214,200	971,517
Other expenses	357,573	294,621	1,454,047	229,821	643,454	2,336,062	3,194,201

Total non-interest expense	7,362,967	6,823,137	8,398,278	7,059,691	15,904,953	29,644,073	52,308,446

Income (loss) before income tax expense	1,039,422	739,849	1,013,645	137,597	(7,578,637)	2,930,513	(22,115,505)

Income tax expense (benefit)	364,068	137,356	236,852	126,672	(994,341)	864,948	(6,502,295)

Net income (loss)	$675,354	602,493	$776,793	$10,925	$(6,584,296)	$2,065,565	$(15,613,210)

Common share data:
Basic earnings (loss) per common share	$0.14	0.12	$0.16	$0.00	$(1.35)	$0.42	$(3.21)

Diluted earnings (loss) per common share	$0.14	0.12	$0.16	$0.00	$(1.35)	$0.42	$(3.21)

Average shares outstanding:
Basic:	4,861,779	4,861,779	4,861,779	4,861,779	4,861,779	4,861,779	4,861,779
Diluted:	4,861,779	4,861,779	4,861,779	4,861,779	4,861,779	4,861,779	4,861,779

RURBAN FINANCIAL CORP.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands except per share data)	Three Months Ended					Twelve Months Ended
	December	September	June	March	December	December	December
SUMMARY OF OPERATIONS	2011	2011	2011	2011	2010	2011	2010

Net interest income	$5,279	5,385	5,213	4,833	5,119	20,711	19,962
Less: Non core item	$-	-	-	-	-	-	(130)
Tax-equivalent adjustment	$100	101	163	179	181	543	751
Tax-equivalent net interest income (core)	$5,379	5,486	5,376	5,012	5,300	21,254	20,583
Provision for loan loss	$299	297	898	499	1,799	1,994	10,588
Less: Non core RDSI item	$-	-	-	-	-	-	3,000
Core provision for loan loss	$299	297	898	499	1,799	1,994	7,588
Noninterest income	$3,423	2,475	5,097	2,863	5,007	13,857	20,819
Less: Non core items	$46	27	(2,230)	100	41	(2,057)	(325)
Core noninterest income	$3,468	2,502	2,867	2,963	5,048	11,800	20,494
Total revenue, tax-equivalent	$8,801	7,961	10,473	7,875	10,307	35,111	41,401
Core revenue, tax-equivalent	$8,847	7,988	8,243	7,975	10,348	33,054	41,077
Noninterest expense	$7,363	6,823	8,398	7,060	15,905	29,644	52,308
Less: Non core items	$595	-	1,083	-	7,030	1,678	14,101
Core noninterest expense	$6,768	6,823	7,315	7,060	8,875	27,966	38,207
Pre provision pretax income (loss)	$1,338	1,037	1,912	636	(5,780)	4,924	(11,528)
Core pre provision pretax income	$1,979	1,064	765	737	1,292	4,545	2,118
Pretax income (loss)	$1,039	740	1,014	138	(7,579)	2,931	(22,116)
Net income (loss)	$675	602	777	11	(6,584)	2,066	(15,613)
Core earnings (loss) after tax	$1,098	620	20	77	(1,917)	1,815	(4,455)

PER SHARE INFORMATION:
Basic & diluted earnings	$0.14	0.12	0.16	0.00	(1.35)	0.42	(3.21)
Core earnings	$0.23	0.13	0.00	0.02	(0.39)	0.37	(0.92)
Book value per common share	$9.94	9.78	9.46	9.52	9.47	9.94	9.47

PERFORMANCE RATIOS:
Return on average assets	0.42%	0.38%	0.48%	0.01%	(3.83)%	0.32%	(2.32)%
Core return on average assets	0.69%	0.40%	0.01%	0.05%	(1.12)%	0.28%	(0.66)%
Return on average common equity	5.63%	5.12%	6.66%	0.09%	(49.25)%	4.39%	(27.26)%
Core return on avg. tangible common equity	14.99%	8.78%	0.29%	1.14%	(27.60)%	6.55%	(13.75)%
Earning asset yield	4.93%	5.07%	5.14%	5.04%	5.34%	5.03%	5.37%
Cost of interest bearing liabilities	1.15%	1.19%	1.39%	1.46%	1.59%	1.30%	1.76%
Core efficiency ratio	74.72%	83.10%	86.35%	86.05%	83.86%	82.38%	91.09%
Core noninterest expense/average assets	4.25%	4.35%	4.51%	4.27%	5.17%	4.35%	5.67%
Core noninterest income/operating revenue	39.41%	31.42%	27.37%	37.63%	48.98%	33.61%	49.50%
Net interest margin	3.80%	3.90%	3.71%	3.48%	3.63%	3.71%	3.54%
Tax equivalent effect	0.07%	0.08%	0.12%	0.13%	0.13%	0.10%	0.13%
Net interest margin - fully tax equivalent basis	3.87%	3.98%	3.83%	3.61%	3.76%	3.81%	3.67%

ASSET QUALITY RATIOS:
Gross charge-offs	$948	527	1,593	639	1,591	3,706	11,334
Recoveries	$642	21	545	18	56	1,226	432
Net charge-offs	$306	506	1,048	621	1,535	2,481	10,901
Nonaccruing loans/total loans	1.80%	1.67%	1.85%	2.87%	2.87%	1.80%	2.87%
Nonperforming loans/total loans	2.10%	1.97%	2.15%	3.16%	3.13%	2.10%	3.13%
Nonaccruing assets/ loans & OREO	2.20%	2.11%	2.30%	3.08%	3.22%	2.20%	3.22%
Nonperforming assets/total assets	1.77%	1.70%	1.85%	2.18%	2.26%	1.77%	2.26%
Allowance for loan loss/nonaccruing loans	81.98%	85.05%	79.82%	54.40%	54.67%	81.98%	54.67%
Allowance for loan loss/total loans	1.48%	1.42%	1.47%	1.56%	1.57%	1.48%	1.57%
Net loan charge-offs/average loans (ann.)	0.28%	0.46%	0.97%	0.59%	1.44%	0.57%	1.81%
Loan loss provision/net charge-offs	97.82%	58.77%	85.74%	80.33%	117.20%	80.37%	97.12%

CAPITAL & LIQUDITY RATIOS:
Loans/Deposits	85.31%	85.34%	88.24%	82.30%	82.91%	85.31%	82.91%
Equity/Assets	7.68%	7.62%	7.44%	7.06%	6.97%	7.68%	6.97%
Tangible equity/Tangible assets	4.93%	4.76%	4.52%	4.27%	4.17%	4.93%	4.17%
State Bank & Trust:
Total risk-based capital ratio	12.01%	11.85%	11.89%	11.97%	11.69%	12.01%	11.69%
Tier 1 leverage risk-based capital ratio	10.76%	10.60%	10.64%	10.71%	10.44%	10.76%	10.44%
Tier 1 leverage capital ratio	8.01%	7.95%	7.54%	7.24%	6.90%	8.01%	6.90%

END OF PERIOD BALANCES
Total loans	$442,554	438,926	437,551	422,166	427,544	442,554	427,544
Total assets	$629,065	623,793	618,061	654,968	660,288	629,065	660,288
Deposits	$518,765	514,349	495,870	512,961	515,678	518,765	515,678
Stockholders equity	$48,333	47,552	46,014	46,265	46,024	48,333	46,024
Tangible equity	$30,132	28,813	27,089	27,143	26,705	30,132	26,705
Full-time equivalent employees	210	215	228	227	242	210	242
Period-end common shares outstanding	4,862	4,862	4,862	4,862	4,862	4,862	4,862

AVERAGE BALANCES
Total loans	$437,020	437,744	430,363	422,519	426,629	431,965	436,711
Total earning assets	$556,004	551,744	561,353	554,975	563,609	558,022	564,556
Total assets	$636,932	627,291	648,681	661,621	687,058	643,528	673,781
Deposits	$522,472	512,190	510,591	520,045	534,168	516,281	509,783
Stockholders equity	$47,972	47,087	46,629	46,229	53,478	47,035	57,281

RURBAN FINANCIAL CORP.

Rate Volume Analysis

   For the Three and Twelve Months Ended December 31, 2011 and 2010 (unaudited)

($ in Thousands)	Three Months Ended December 31, 2011			Three Months Ended December 31, 2010
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities	$93,999	387	1.64%	$96,921	588	2.42%
Non-taxable securities	15,235	257	6.75%	30,862	514	6.67%
Federal funds sold	870	1	0.26%	-	-	N/A
Loans, net	445,900	6,208	5.57%	435,825	6,416	5.89%

Total earning assets	$556,004	6,852	4.93%	$563,609	7,518	5.34%

Cash and due from banks	22,965			53,780
Allowance for loan losses	(6,161)			(6,640)
Premises and equipment	16,699			17,555
Other assets	47,425			58,755

Total assets	$636,932			$687,058

Liabilities
Savings and interest-bearing demand	$233,149	57	0.10%	$242,881	209	0.34%
Time deposits	223,179	889	1.59%	221,936	978	1.76%
Repurchase agreements	18,711	70	1.51%	47,724	435	3.65%
Advances from FHLB	12,832	77	2.39%	24,474	221	3.61%
Junior subordinated debentures	20,620	358	6.94%	20,620	355	6.89%
Notes payable & other borrowed funds	2,824	22	3.17%	1,586	19	4.80%

Total interest-bearing liabilities	$511,314	1,473	1.15%	$559,221	2,218	1.59%

Non interest-bearing demand	66,144			69,351
Other liabilities	11,501			5,008

Total liabilities	588,959			633,580

Equity	$47,972			$53,478

Total liabilities and equity	$636,932			$687,058

Net interest income (tax equivalent basis)		$5,379			$5,300

Net interest income as a percent of average interest-earning assets			3.87%			3.76%

	Twelve Months Ended December 31, 2011			Twelve Months Ended December 31, 2010
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities	$97,528	2,010	2.06%	$84,452	2,267	2.68%
Non-taxable securities	21,892	1,483	6.77%	31,895	2,114	6.63%
Federal funds sold	219	1	0.25%	-	-	N/A
Loans, net	438,383	24,558	5.60%	448,209	25,934	5.79%

Total earning assets	$558,022	28,052	5.03%	$564,556	30,314	5.37%

Cash and due from banks	26,477			43,024
Allowance for loan losses	(6,534)			(6,913)
Premises and equipment	16,797			20,336
Other assets	48,766			52,777
	-
Total assets	$643,528			$673,781

Liabilities
Savings and interest-bearing demand	$234,497	182	0.08%	$231,294	622	0.27%
Time deposits	217,546	3,800	1.75%	215,668	4,501	2.09%
Repurchase agreements	31,307	912	2.91%	47,755	1,731	3.63%
Advances from FHLB	15,674	402	2.57%	28,313	1,094	3.86%
Junior subordinated debentures	20,620	1,406	6.82%	20,620	1,534	7.44%
Notes payable & other borrowed funds	3,085	96	3.12%	2,336	120	5.14%

Total interest-bearing liabilities	$522,728	6,798	1.30%	$545,987	9,602	1.76%

Non interest-bearing demand	64,239			62,821
Other liabilities	9,526			7,693

Total liabilities	596,493			616,500

Equity	$47,035			$57,281

Total liabilities and equity	$643,528			$673,781

Net interest income (tax equivalent basis)		$21,253			$20,712

Net interest income as a percent of average interest-earning assets			3.81%			3.67%

Rurban Financial Corp.

Segment Reporting - Three Months Ended December 31, 2011 (unaudited)

($ in Thousands)	Banking	Parent Company and Other	Total Banking, Parent and Other	Data Services	Elimination Entries	Rurban Financial Corp.
Income Statement Measures

Interest income	$6,772	30	6,802	-	(50)	6,752
Interest expense	1,094	358	1,452	71	(50)	1,473

Net interest income	5,678	(328)	5,350	(71)	-	5,279

Provision for loan loss	299	-	299	-	-	299

Non-interest income	2,821	42	2,863	698	(139)	3,422
Non-interest expense	5,795	408	6,203	1,605	(445)	7,363

Net income - QTD	$1,648	(503)	1,145	(776)	306	675

Performance Measures

Average assets - QTD	$628,911	-	632,383	4,549	-	636,932
Return on average assets	1.05%	-	0.72%	-68.23%	-	0.42%

Average equity - QTD	$68,841	-	47,972	(1,221)	-	47,972
Return on average equity	9.58%	-	9.55%	-	-	5.63%

Average loans - QTD	$447,294	2,000	449,294	-	(3,394)	445,900
Average deposits - QTD	$523,868	-	523,868	-	(1,396)	522,472

Rurban Financial Corp.

Segment Reporting - Twelve Months Ended December 31, 2011 (unaudited)

	Banking	Parent Company and Other	Total Banking, Parent and Other	Data Services	Elimination Entries	Rurban Financial Corp.

Income Statement Measures

Interest income	$27,598	120	27,718	-	(209)	27,509
Interest expense	5,297	1,406	6,703	304	(209)	6,798

Net interest income	22,301	(1,286)	21,015	(304)	-	20,711

Provision for loan loss	1,994	-	1,994	-	-	1,994

Non-interest income	10,487	178	10,665	4,720	(1,528)	13,857
Non-interest expense	24,172	1,580	25,752	5,726	(1,834)	29,644

Net income - YTD	$4,799	(2,045)	2,754	(995)	306	2,065

Performance Measures

Average assets - YTD	$635,249	-	637,411	6,117		643,528
Return on average assets	1.01%	-	0.58%	-21.69%	-	0.32%

Average equity - YTD	$67,489	-	47,035	(982)	-	47,035
Return on average equity	9.48%	-	7.81%	-	-	4.39%

Average loans - YTD	$439,933	2,000	441,933	-	(3,550)	438,383
Average deposits - YTD	$517,360	-	517,360	-	(1,079)	516,281

RURBAN FINANCIAL CORP.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	Three Months Ended					Twelve Months Ended
	December	September	June	March	December	December	December
($ in Thousands)	2011	2011	2011	2011	2010	2011	2010

GAAP Earnings	$675	602	777	11	(6,584)	2,066	(15,613)

Realized securities gains (1)	-	-	(1,871)	-	1	(1,871)	(451)
Investment securities recoveries (1)	-	-	-	-	-	-	(74)
Prepayment penalties (1)	-	-	1,083	-	-	1,083	-
(Gains)/losses on sales of assets (1)	46	27	160	100	41	333	200
OREO writedown (1)	214	-	-	-	757	214	972
(Gains)/losses on sales of assets (2)	-	-	-	-	-	-	-
Software impairment/Write-offs (2)	-	-	-	-	-	-	3,247
Hardware write-offs (2)	-	-	-	-	-	-	2,792
Contract impairment/Write-offs (2)	-	-	-	-	-	-	193
New Core loan write-off (2)	-	-	-	-	-	-	624
New Core loan (2)	-	-	-	-	-	-	3,000
Accrued interest on New Core loan (2)	-	-	-	-	-	-	130
Contract buyouts (2)	-	-	(519)	-	-	(519)	-
Writedown of goodwill and other intangibles (2)	381	-	-	-	6,273	381	6,273

Total non-core Items	641	27	(1,147)	100	7,071	(379)	16,907

Applicable income tax effect on non-core Items	(218)	(9)	390	(34)	(2,404)	129	(5,748)

After-tax non core Items	423	18	(757)	66	4,667	(250)	11,158

Core recurring net income	1,098	620	20	77	(1,917)	1,815	(4,455)

(1) State Bank & Trust
(2) RDSI